DEUTSCH

SOURCE
PETROLEUM INC.

*Fuelling the Future...*

**Execution Version**

**December 5, 2006**

**The K2 Principal Fund L.P.**
**Suite 200, 444 Adelaide Street West**
**Toronto, ON**
**M5V 1S7**

**Fuel-x International Inc.**
**700, 816-7th Ave SW**
**Calgary, AB**
**T2P 1A1**

**Dear Sirs,**

**Re: Forbearance Agreement (the "Forbearance Agreement") between Fuel-x International Inc. (the "Borrower"), The K2 Principal Fund L.P. (the "Lender") and Source Petroleum Inc. ("Source")**

Further to our discussions, it is understood that the Borrower, the Lender and Source have agreed to enter into this Forbearance Agreement (the "Forbearance Agreement") to forbear the Obligations of the Borrower under the Term Credit Facility Agreement dated January 31, 2006 between the Borrower and the Lender (the "Facility Agreement"), as amended by an amendment agreement dated August 10, 2006 (the "August Amendment") and an amendment agreement dated October 19, 2006 (the "October Amendment") (For ease of reference, the "Facility Agreement", the "August Amendment" and the "October Amendment" will be collectively referred to as the "K2 Facility Documents").

All capitalized terms used herein and not otherwise defined shall have the same meanings as ascribed to them in the respective K2 Facility Documents.

The following are the terms of this Forbearance Agreement:

1. The Borrower hereby acknowledges and confirms that:

   (a) as of the date of this Forbearance Agreement, the Borrower is indebted to the Lender in the amount of $9,300,000 pursuant to the terms of the K2 Facility Documents;

(b) it does not have any defence to an action by the Lender to recover any Obligations owing under the K2 Facility Documents, any valid claim for set-off against the Obligations or any valid counterclaim against the Lender in respect of any matter or thing; and

(c) it is hereby estopped from asserting any defences, claim for set-off or counterclaim in respect of the Obligations against the Lender.

2. The Lender covenants that its Obligations under the K2 Facility Documents continue to be in full force and effect, amended only by the terms and provisions of this Forbearance Agreement.

3. Nothing herein constitutes a waiver of any default by the Borrower. The Lender hereby reserves all of its rights and remedies against the Borrower. To the extent permitted by law, the Borrower hereby waives all defences and claims against the Lender existing to the date hereof in connection with the K2 Facility Documents and the exercise of the rights and remedies by or on behalf of the Lender.

4. The Borrower hereby acknowledges that, pursuant to Section 4.2 of the Facility Agreement, a payment of $1,000,000 was due to the Lender on November 30, 2006. The Lender hereby agrees to extend the due date of such payment to the date which is the earlier of (i) 5:00 p.m. (Toronto time) on December 15, 2006; and (ii) the date on which the Forbearance Period (as defined below) is terminated pursuant to the terms of this Forbearance Agreement unless the Cdn$2.5 million is paid to the Lender on or before December 15, 2006 pursuant to Section 5(a) hereof, in which case no principal payments pursuant to the K2 Facility Documents shall be required until the termination of the Forbearance Period.

5. The Lender agrees to terminate all of the K2 Facility Documents upon completion of each of the following, which shall represent full satisfaction of all Obligations pursuant to the K2 Facility Documents:

(a) A cash payment of Cdn$2.5 million from Source to the Lender's legal counsel upon execution of this Forbearance Agreement to be held in trust subject to Section 9 of this Forbearance Agreement.

(b) A cash payment of Cdn$3.5 million from Source or the Resulting Issuer (as defined below) to the Lender upon completion of a plan of arrangement or other form of business combination transaction (the "POA") in which the Borrower merges with Source resulting in a new company (the "Resulting Issuer").

(c) Conversion by the Lender of the remaining principal and accrued interest, if any, outstanding under the K2 Facility Documents and after deduction of any payments made under Sections 5(a) and (b) above into Source common shares immediately prior to the completion of the POA or into common shares of the Resulting Issuer as a part of the POA. This amount (which will be approximately Cdn$3.3 million) will be converted into

common shares of the Resulting Issuer at the deemed value of US$1.23 per common share of the Resulting Issuer (the "Conversion Price"), which is based on a conversion ratio of 1.5:1 from the 30 day trading value of Source as of November 6, 2006 of US$1.85. Effective the completion of the POA and on the condition that the POA has been approved, after a hearing upon the fairness of such terms and conditions of the POA, by a court of competent jurisdiction expressly authorized by law to grant such approval, all common shares of the Resulting Issuer issued to the Lender shall be cleared for trading on a North American stock exchange or NASD's Over the Counter Bulletin Board (the "OTCBB") and shall not be subject to any trading restrictions or hold periods under applicable U.S. securities legislation (and, if the common shares are trading on a Canadian stock exchange, under applicable Canadian securities legislation). Should the weighted average trading price (the "Market Price") of Source's common shares on a North American stock exchange or the OTCBB fall below US$1.64 for the 20 day period immediately prior to the completion of the POA, the Conversion Price shall be adjusted to the higher of US$1.00 per share or a 25% discount from the Market Price. At the time of conversion, the Conversion Price shall be calculated in Canadian dollars, based upon the closing Canadian:U.S. dollar exchange rate for the day prior to the conversion date as quoted by the Bank of Canada.

(d) At the completion of the POA, exchange of the Lender's existing 3,720,000 warrants of the Borrower for 1,660,714 warrants of the Resulting Issuer, whereby each warrant entitles the Lender to purchase a common share of the Resulting Issuer at US$1.47 at any time up to 24 months from completion of the POA.

(e) At the completion of the POA, further issuance of 2,000,000 warrants of the Resulting Issuer whereby each warrant entitles the Lender to purchase a common share of the Resulting Issuer at US$1.80 at any time up to 24 months from completion of the POA.

(f) The warrants referred to above will be substantially in the form attached hereto as Schedule "A".

6. Source, on behalf of the Resulting Issuer, undertakes to use commercially reasonable efforts to file an appropriate registration document with the SEC to register for resale by the Lender of the common shares of the Resulting Issuer issuable upon exercise of the warrants set out in Sections 5(d) and (e) above within 30 days of completion of the POA.

7. The Lender further agrees that, for the period commencing from the execution of this Forbearance Agreement to the completion of the POA (the "Forbearance Period"), all Obligations of the Borrower under the K2 Facility Documents, other than the Obligation to pay interest on a monthly basis to the Lender pursuant to Section 4.5 of the Facility Agreement at a rate of five percent per annum, shall be

forbeared and the Lender agrees not to take any steps to enforce on or realize any Security as a result of any Event of Default. Notwithstanding the foregoing, the Forbearance Period shall terminate and all Obligations of the Borrower under the K2 Facility Documents shall again become immediately due and payable upon the occurrence of any of the following events:

(a) the POA is not completed by March 31, 2007;

(b) either Source or the Borrower fail to complete any transaction contemplated in Section 5 above by the dates indicated therein;

(c) the holders (the "Debentureholders") of at least $66^{2}/_{3}$% of the principal amount of the outstanding debentures (the "Debentures") issued by the Borrower pursuant to the Indenture dated January 19, 2006 in the aggregate principal amount of Cdn.$11.77 million fail to enter into a lockup and standstill agreement with the Borrower and the Lender by December 15, 2006 which agreement shall include, at a minimum, a covenant by the Debentureholders that they will not demand repayment of the Debentures or otherwise take any proceedings to realize on their Debentures prior to the earlier of the completion or the termination of the POA;

(d) the Pearl Agreement is terminated by any party thereto;

(e) either Source or the Borrower announces that the POA has either been terminated or will not be proceeding;

(f) either Source or the Borrower ceases or threatens to cease to carry on its business or admits its inability or fails to pay its debts generally;

(g) either Source or the Borrower becomes a bankrupt (voluntarily or involuntarily) or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material adverse effect on, any material part of its respective properties, and such proceeding, if instituted against Source or the Borrower, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 30 days of its commencement or issuance;

(h) any event giving rise to an event of default under the terms of Source's covenants with any of its lenders and such default is not cured within any applicable cure period provided by such lender;

(i) any change occurs in the financial condition, business, operations or personnel of either Source or the Borrower which has or, in the reasonable opinion of the Lender, might have a Material Adverse Effect (which for the purposes of this Forbearance Agreement shall have the meaning attributed to such term in the K2 Facility Documents except, for the

purposes hereof, the words "the Borrower taken as a whole" in clause (i) of such definition shall be replaced with "either the Borrower or Source, each taken as a whole");

(j) expropriation proceedings are instituted against any of the property or assets of either Source or the Borrower which, in the reasonable opinion of the Lender, would materially affect either Source's or the Borrower's ability to satisfy their respective obligations under the Forbearance Agreement or to carry on their respective businesses; or

(k) the Borrower breaches any of its covenants referred to in Section 8 below.

8. During the Forbearance Period, except for such actions as may be required by the Borrower to complete the POA, the following covenants of the Borrower set forth in Article 7 of the K2 Facility Documents shall continue to apply in full force and effect: 7.1(b), (c), (d), (f), (g), (h), (i), (j), (k) and (l); 7.2; and 7.3.

9. The Lender may only instruct its legal counsel to release the Cdn$2.5 million paid by Source pursuant to Section 5(a) above to the Lender if the Lender receives written notice from the Borrower and Source that the requisite percentage of Debentureholders have executed the Lockup Agreement as required pursuant to Section 7(c) above. If:

(a) such written notice has not been received by 5:00 p.m. (Toronto time) on December 15, 2006;

(b) the Forbearance Period terminates before such written notice was received by the Lender; or

(c) the Lender enforces on or realizes any part of the Security as a result an Event of Default or the Borrower's breach of the covenants set forth in Section 8 above before such written notice was received by the Lender;

the Lender shall cause its legal counsel to return the Cdn$2.5 million to Source immediately.

10. If the Forbearance Period terminates after the requisite percentage of Debentureholders have executed the Lockup Agreement as required pursuant to Section 7(c) above, then the payment made by Source in Section 5(a) above shall satisfy the condition precedent set forth in Section 3(a) of the October Amendment to complete a Qualified Offering.

11. If the Forbearance Period terminates after the requisite percentage of Debentureholders have executed the Lockup Agreement as required pursuant to Section 7(c) above or the Lender enforces on or realizes any part of the Security as a result an Event of Default or the Borrower's breach of the covenants set forth in Section 8 above, then at that time Source will not be obligated to provide any consideration other than Section 5(a) above and the Borrower will continue to be

bound by the K2 Facility Documents, in respect of the remaining principal of Cdn$6.8 million that would be outstanding. Furthermore, the Borrower shall become obligated to Source for the Cdn$2.5 million paid by Source to the Lender under Section 5(a), which obligation shall be permitted by the Lender and shall be subordinate to any outstanding obligations of the Borrower pursuant to the K2 Facility Documents, subject to the terms of a subordination agreement to be executed by Source, Borrower and the Lender, in the form satisfactory to the Lender, acting reasonably.

12. Upon completion of the POA and the satisfactory completion of the obligations to the Lender under this Forbearance Agreement, the Lender shall take steps to discharge all security it has against the Borrower and its subsidiaries immediately, including cancellation and termination of the General Security Agreement, the Borrower Pledge Agreement, and the Subsidiary Credit Agreements. If the POA is not completed by March 31, 2007 and the Lender enforces on or realizes any part of the Security for repayment of the Obligations under the K2 Facility Documents and all Obligations to the Lender under the K2 Facility Documents have been fully paid and satisfied, the Lender agrees to assign to Source all of the Lender's remaining interest in any and all Security against the Borrower immediately before the Obligations are satisfied with proceeds from the Security.

13. General

(a) Any notice or other communication, including a demand or direction, required or permitted to be given hereunder shall be in writing and shall be given by facsimile, prepaid first class mail or by hand delivery addressed as follows:

if to the Borrower or the Lender, at such addresses as set out in the K2 Facility Documents; and

if to Source at:

**Source Petroleum Inc.**
620, 304 8th Ave SW.
Calgary AB. T2P 1C1

Attention: Sam Charanek, CEO

Facsimile No.: (403) 444-0066

And to:

**Clark Wilson LLP**
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1

Attention: L.K. Larry Yen

Facsimile No.: (604) 687-6314

Any such notice or other communication, if mailed by prepaid first class mail at any time other than during or within three Business Days (a "Business Day" being any day on which the post office is open for business excluding Saturdays) prior to a general discontinuance of postal service due to strike, lock-out or otherwise, shall be deemed to have been received on the fourth Business Day after the postmarked date thereof, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted herein or if delivered by facsimile on the next Business Day following transmission. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communication shall be delivered by hand or facsimile and shall be deemed to have been received in accordance with the foregoing.

(b) The parties shall execute and deliver all such other and further documents as may be required to effectually carry out the transactions contemplated by this Forbearance Agreement (including the schedule attached hereto).

(c) Time is to be of the essence of this Forbearance Agreement.

(d) This Forbearance Agreement shall be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein.

(e) It is intended that this Forbearance Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

Please signify your confirmation and acceptance of the terms outlined in this Forbearance Agreement by signing and returning a duplicate copy of this Forbearance Agreement to Source no later than the close of business on December 5, 2006.

**[the remainder of this page is left intentionally blank]**

Yours truly

Source Petroleum Inc.

Re: Sam Charanek
CEO

We acknowledge, accept and agree to the terms of this Forbearance Agreement as of this 5th day of December 2006:

**Borrower:**

Fuel-x International Inc.

By:
Name:
Title:

**Lender:**

The K2 Principal Fund L.P., by its general partner, K2 GenPar Inc.

By:
Name:
Title:

**Schedule A**

Form of Warrants

**THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.**

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
AT 4:30 P.M. (PACIFIC TIME) ON ♦
OR SUCH EARLIER DATE AS PROVIDED BY SECTION 4.6 HEREIN

SHARE PURCHASE WARRANTS
TO PURCHASE COMMON SHARES OF
**SOURCE PETROLEUM INC.**
incorporated in the State of Nevada

THIS IS TO CERTIFY THAT ♦ of ♦ (the "Holder") has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to ♦ fully paid and non-assessable common shares (the "Warrant Shares") in the capital of Source Petroleum Inc. (hereinafter called the "Company") on or before 4:30 p.m. (PACIFIC TIME) on ♦ (the "Expiry Date") or such accelerated Expiry Date as provided in accordance with the provisions of section 4.6 of the Warrant Certificate, at a price per Share (the "Exercise Price") of **USD $** ♦ on the terms and conditions attached hereto as "Schedule A" (the "Terms and Conditions").

1. ONE (1) WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS ♦ WARRANTS.

2. These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Warrant Shares only in accordance with those Terms and Conditions.

3. Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Warrant Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has executed this Warrant Certificate as of the ♦ day of November, 2006.

**SOURCE PETROLEUM INC.**

Per: ______________________________
President

SCHEDULE A

**TERMS AND CONDITIONS**

## 1. INTERPRETATION

### 1.1 Definitions

In these Terms and Conditions, which form a part of the Warrant Certificate to which it is attached, unless there is something in the subject matter or context inconsistent therewith:

(a) "Company" means Source Petroleum Inc. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

(b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(c) "Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section," followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(f) "shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(g) "Warrant Holder" or "Holder" means the holder of the Warrants; and

(h) "Warrants" means the warrants of the Company issued and presently authorized and for the time being outstanding.

### 1.2 Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

### 1.3 Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

### 1.4 Applicable Law

The Warrants will be construed in accordance with the laws of the State of Nevada.

## 2. ISSUE OF WARRANTS

2.1 Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2 Warrant to Rank *Pari Passu*

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank *pari passu* whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3 Issue in substitution for Lost Warrants

(a) In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4 Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

## 3. NOTICE

3.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Holder shall be directed to the address on the first page of this Warrant Certificate. Notices to the Company shall be directed to it at Source Petroleum Inc. Suite 620, 304 – 8th Avenue S.W., Calgary, Alberta T2P 1C1 or by fax to the Company's attorneys at (604) 687-6314.

3.2 The Holder hereby acknowledges and agrees that it will notify the Company at the address or fax number in Section 3.1 above, or at such other address or fax number as the Company notifies the Holder from time to time is the current address or fax number of the Company, to maintain with the Company's records an updated address or fax number to which the Company may mail or transmit notices and other communications under this Warrant Certificate.

3.3 The Holder here by acknowledges and agrees that failure by the Holder to provide the notice required in this Warrant Certificate removes all obligations pursuant to this Warrant Certificate to provide notice to the Holder.

## 4. EXERCISE OF WARRANTS

### 4.1 Method of Exercise of Warrants

The right to purchase shares conferred by this Warrant Certificate may be exercised by the Holder surrendering this Warrant Certificate, with a duly completed and executed Form of Subscription of Warrant Shares, in the form attached hereto and a bank draft, wire transfer or certified cheque payable to the order of the Company for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company.

### 4.2 Effect of Exercise of Warrants

(a) Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b) Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

### 4.3 Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant Certificate in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

### 4.4 Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

### 4.5 Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

### 4.6 Time of Essence

Time will be of the essence hereof.

### 4.7 Subscription Price

Each Warrant is exercisable at a price per share (the "Exercise Price") of USD$♦. One (1) Warrant and the Exercise Price are required to subscribe for each share during the term of the Warrants.

4.8 Exemptions

(a) The statutory and regulatory basis for the exemption from U.S registration requirements claimed for the issuance of the Warrant Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state or provincial securities laws.

(b) The Company has advised the Holder that the Company is relying on an exemption from the requirements of the Holder's jurisdiction to provide the Holder with a prospectus and to issue the Warrant Shares through a person registered to sell securities under the securities laws of the Holder's jurisdiction and, as a consequence of acquiring the Warrant Shares pursuant to this exemption, certain protections, rights and remedies provided by the securities laws of the Holder's jurisdiction, including statutory rights of rescission or damages, will not be available to the Holder.

4.9 Adjustments

(a) The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(i) If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the Exercise Price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

(ii) In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company's resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the Holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

(b) The adjustments provided for in this Section 4 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.10 Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8 herein, such questions will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

4.11 Legends

The Holder hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Warrant Shares will bear a U.S. legend in substantially the following form (the **"U.S. Legend"**):

> **"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."**

and a Canadian legend in substantially the following form (the **"Canadian Legend"**):

> **"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) ____________ [Date of Issuance of Warrant Shares], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA."**

## 5. COVENANTS BY THE COMPANY

5.1 Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

## 6. WAIVER OF CERTAIN RIGHTS

6.1 Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

**7. MODIFICATION OF TERMS, MERGER, SUCCESSORS**

7.1 Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

**8. TRANSFER**

8.1 TRANSFER

This Warrant and all rights attached to it are not transferable without prior written approval of the Company. Subject to the foregoing, a transferee shall, by surrendering this Warrant Certificate to the Company at the address of the Company indicated in section 3.1 in this Warrant Certificate together with a letter or agreement of transfer in the form approved by the Company and executed by the Holder, be entitled to become a registered holder and to receive a new Warrant Certificate registered in the transferee's name in respect of the Warrant Shares referred to in this Warrant Certificate and not then subscribed for.

SCHEDULE B

**FORM OF SUBSCRIPTION FOR WARRANT SHARES**

TO: Source Petroleum Inc.
Suite 620, 304 – 8th Avenue S.W.
Calgary, Alberta T2P 1C1 Canada

The undersigned Holder of the within Warrants hereby subscribes for ___________ common shares (the "Warrant Shares") of Source Petroleum Inc. (the "Company) pursuant to the within Warrants at USD$♦ per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Warrant Shares.

The undersigned hereby directs that the Warrant Shares be registered as follows:

| NAME(S) IN FULL | ADDRESS(ES) | NUMBER OF SHARES |
|---|---|---|
| ______________________ | ______________________ | ______________ |
| ______________________ | ______________________ | ______________ |
| ______________________ | ______________________ | ______________ |
| | TOTAL: | ______________ |

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

**Representations, Warranties and Covenants of the Holder**

The Holder hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the issuance of the Warrant Shares) that:

(a) the Holder has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Holder is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription on behalf of the Holder;

(b) the entering into of this Subscription and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Holder or of any agreement, written or oral, to which the Holder may be a party or by which the Holder is or may be bound;

(c) the Holder has duly executed and delivered this Subscription and it constitutes a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms;

(d) the Holder is not acquiring the Warrant Shares for the account or benefit of, directly or indirectly, any U.S. Person, as that term is defined in Regulation S;

(e) the Holder is **(check one or more of the following boxes)**:

(A) a director, executive officer or control person of the Company or an affiliate of the Company ☐

| | | |
|---|---|---|
| (B) | a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company or an affiliate of the Company | ☐ |
| (C) | a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or an affiliate of the Company | ☐ |
| (D) | a close personal friend of a director, executive officer or control person of the Company or an affiliate of the Company | ☐ |
| (E) | a close business associate of a director, executive officer or control person of the Company or an affiliate of the Company | ☐ |
| (F) | a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company | ☐ |
| (G) | a parent, grandparent, brother, sister or child of the spouse of a founder of the Company | ☐ |
| (H) | a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (A) to (G) above | ☐ |
| (I) | purchasing as principal the Warrant Shares with an aggregate value of more than CDN$150,000 | ☐ |
| (J) | an accredited investor | ☐ |

(f) if the Holder has checked one or more of boxes B, C, D, E, F, G or H in paragraph (e) above, the director(s), executive officer(s), control person(s) or founder(s) of the Company with whom the Holder has the relationship is:

________________________________________

________________________________________

________________________________________

**(Instructions to Holder: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box H, also indicate which of A to G describes the securityholders or directors which qualify you as box H and provide the names of those individuals. Please attach a separate page if necessary).**

(g) if the Holder has checked any box in paragraph 6.1(e) above, state the name of the person with whom the Holder has the relationship indicated or the position held by the Holder to qualify the Holder to check that box:

________________________________

________________________________

________________________________

(h) If the Holder has ticked box J in paragraph (e) above, the Holder acknowledges and agrees that the Company shall not consider the Holder's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this Agreement:

(i) a fully completed and executed Accredited Investor Questionnaire in the form to be provided by the Company to the Holder; and

(ii) such other supporting documentation that the Company or its legal counsel may request to establish the Holder's qualification as an Accredited Investor;

(i) the Holder is not a U.S. Person, as that term is defined in Regulation S;

(j) the Holder is resident in the jurisdiction set out under the heading "Address" on the signature page of this Subscription;

(k) the issuance of the Warrant Shares to the Holder as contemplated in this Subscription complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Holder;

(l) the Holder is acquiring the Warrant Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Warrant Shares in the United States or to U.S. Persons, as that term is defined in Regulation S;

(m) the Holder is outside the United States when receiving and executing this Subscription and is acquiring the Warrant Shares as principal for the Holder's own account (except for the circumstances outlined in paragraph (n) below) for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant Shares;

(n) the Holder is not an underwriter of, or dealer in, the common shares of the Company, nor is the Holder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Warrant Shares;

(o) the Holder (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Warrant Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(p) if the Holder is acquiring the Warrant Shares as a fiduciary or agent for one or more investor accounts:

(i) the Holder has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

(ii) the investor accounts for which the Holder acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined in the Canadian National Instrument NI 45-106;

(q) the Holder acknowledges that the Holder has not acquired the Warrant Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Warrant Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Warrant Shares; provided, however, that the Holder may sell or otherwise dispose of the Warrant Shares pursuant to

registration of the Warrant Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(r) the Holder is not aware of any advertisement of any of the Warrant Shares; and

(s) no person has made to the Holder any written or oral representations:

(i) that any person will resell or repurchase any of the Warrant Shares;

(ii) that any person will refund the purchase price of any of the Warrant Shares;

(iii) as to the future price or value of any of the Warrant Shares; or

(iv) that any of the Warrant Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Warrant Shares on any stock exchange or automated dealer quotation system; except that the Company's Common Stock is currently approved for trading on the U.S. Over the Counter Bulletin Board.

DATED this ________ day of __________________, _______.

In the presence of:

_______________________________ _______________________________

Signature of Witness Signature of Warrant Holder

*Please print below your name and address in full.*

*Name (Mr./Mrs./Miss)* _______________________________

*Address* _______________________________

_______________________________

***INSTRUCTIONS FOR SUBSCRIPTION***

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one Holder, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.